United States

Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 19, 2020

Isoray, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354

(Address of Principal Executive Offices) (Zip Code)

(509) 375-1202

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ISR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02     Termination of a Material Definitive Agreement.

On March 31, 2020, Isoray, Inc., a Delaware corporation (the “Company”), entered into an Equity Distribution Agreement (the “Agreement”) with Oppenheimer & Co. Inc. (“Oppenheimer”). Pursuant to the terms of the Agreement, the Company could offer and sell (the “Offering”) from time to time through Oppenheimer, as the Company’s sales agent, up to 15,151,515 of shares of the Company’s common stock, par value $0.001 per share (the “Shares”), in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended.

The Company filed a shelf registration statement (the “Registration Statement”) on Form S-3 (File No. 333-236025) on January 23, 2020, which became effective on February 4, 2020, and a prospectus supplement covering sales of shares under the Agreement on March 31, 2020.

On October 19, 2020, the Company terminated the Agreement, effective on the same date. As of the date of this Current Report, the Company has sold an aggregate of 1,247,232 shares under the Agreement at an average price of approximately $0.738 per common share for gross proceeds of approximately $920,000 and net proceeds of approximately $874,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 19, 2020

Isoray, Inc., a Delaware corporation

By: /s/ Lori A. Woods

       Lori A. Woods, CEO